UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2013

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One StarPoint, Stamford, Connecticut		06902
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(203) 964-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the recommendation of the Corporate Governance and Nominating Committee of the Board of Directors (the "Board") of Starwood Hotels & Resorts Worldwide, Inc. (the "Company"), the Board adopted and approved, effective June 30, 2013, the Amended and Restated Bylaws (the "Amended and Restated Bylaws") of the Company, which include a majority vote standard for directors in uncontested elections of directors. Under the majority vote standard, in order to be elected to the Board in an uncontested election, a nominee director must receive a greater number of votes cast "for" that director than the number of votes cast "against" that director. The Amended and Restated Bylaws retain plurality voting for contested elections. Prior to the adoption of the Amended and Restated Bylaws, members of the Board were to be elected by a plurality of the votes cast, whether or not the election was contested.

The Amended and Restated Bylaws also clarify that notice of stockholders' meetings may be given by electronic transmission, provide for "householding" of notices, as permitted by the Maryland General Corporation Law and federal proxy rules, and provide that a minor irregularity in giving notice of a stockholders' meeting will not affect the validity of the meeting or of any proceedings at such meeting. Finally, the Amended and Restated Bylaws include some non-substantive editorial revisions.

The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are included with this Report:

Ex. No. - Description

3.1 - Amended and Restated Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

July 1, 2013	By:	/s/ Jason F. Cohen

Name: Jason F. Cohen
Title: Senior Vice President & Assistant Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws